Exhibit 4(c)3

ALLETE 2007 Form 10-K

SUPERIOR WATER, LIGHT AND POWER COMPANY
2915 Hill Avenue, Superior, WI 54880

To

U.S. BANK NATIONAL ASSOCIATION
(formerly First Bank (N.A.))

As Trustee Under Superior Water, Light
and Power Company's Mortgage and Deed of Trust,
Dated as of March 1, 1943

_________________________________________

NINTH SUPPLEMENTAL INDENTURE
_________________________________________

Dated as of October 1, 2007

                                            ________________________________________________________________________

This instrument drafted by
Bell, Gierhart & Moore, S.C.
Madison, WI

NINTH SUPPLEMENTAL INDENTURE

INDENTURE, dated as of the 1st day of October, 2007, made and entered into by and between SUPERIOR WATER, LIGHT AND POWER COMPANY, a corporation of the State of Wisconsin, whose address is 2915 Hill Avenue, Superior, Wisconsin 54880 (the "Company") and U.S. BANK NATIONAL ASSOCIATION (successor to Chemical Bank, as Corporate Trustee, and Peter Morse, as Co-Trustee), a national banking association, whose principal trust office at the date hereof is in St. Paul, Minnesota (the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated as of March 1, 1943 (hereinafter called the "Mortgage"), which Mortgage was executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Ninth Supplemental Indenture (the "Ninth Supplemental Indenture") being supplemental thereto;

WHEREAS, said Mortgage was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on May 3, 1943, in Volume 191 of Mortgages at page 1, Document No. 362844; and

WHEREAS, an instrument dated as of September 15, 1949, was executed by the Company appointing Russell H. Sherman as Co-Trustee in succession to said Howard B. Smith, resigned, under said Mortgage, and by Russell H. Sherman accepting the appointment as Co-Trustee under said Mortgage in succession to the said Howard B. Smith, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on October 8, 1949, in Volume 196 of Mortgages at page 510, Document No. 398649; and

WHEREAS, by the Mortgage, the Company covenanted that it would execute and  deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectively the purposes of the Mortgage and to make subject to the lien of the Mortgage any property acquired after the date of the execution of the Mortgage and intended to be subject to the lien thereof; and

WHEREAS, the Company executed and delivered its First Supplemental Indenture, dated as of March 1, 1951 (hereinafter called its "First Supplemental Indenture"), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on March 30, 1951, in Volume 205 of Mortgages at page 73, Document No. 405297; and

WHEREAS, an instrument dated as of May 16, 1961, was executed by the Company appointing Richard G. Pintard as Co-Trustee in succession to said Russell H. Sherman, resigned, under said Mortgage and by Richard G. Pintard accepting the appointment as Co-Trustee under said Mortgage in succession to said Russell H. Sherman, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on May 31, 1961, in Volume 256 of Mortgages at page 423, Document No. 453857; and

WHEREAS, the Company executed and delivered its Second Supplemental Indenture, dated as of March 1, 1962 (hereinafter called its "Second Supplemental Indenture"), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on March 26, 1962, in Volume 261 of Mortgages at page 81, Document No. 457662; and

WHEREAS, an instrument dated as of June 23, 1976, was executed by the Company appointing Steven F. Lasher as Co-Trustee in succession to said Richard G. Pintard, resigned, under said Mortgage and by Steven F. Lasher accepting the appointment as Co-Trustee under said Mortgage in succession to said Richard G. Pintard, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on July 16, 1976, in Volume 353 of Records at page 274, Document No. 532495; and

WHEREAS, the Company executed and delivered its Third Supplemental Indenture, dated as of July 1, 1976 (hereinafter called its "Third Supplemental Indenture"), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on October 1, 1976, in Volume 355 of Records at page 683, Document No. 534332; and

WHEREAS, an instrument dated as of December 30, 1977, was executed by the Company appointing C. G. Martens as Co-Trustee in succession, to said Steven F. Lasher, resigned, under said Mortgage and by C. G. Martens accepting the appointment as Co-Trustee under said Mortgage in succession to said Steven F. Lasher, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on February 13, 1985, in Volume 436 of Records at page 264, Document No. 589308; and

WHEREAS, the Company executed and delivered its Fourth Supplemental Indenture, dated as of March 1, 1985 (hereinafter called its "Fourth Supplemental Indenture"), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on March 19, 1985, in Volume 436 of Records at page 910, Document No. 589776; and

WHEREAS, an instrument dated as of October 26, 1992, was executed by the Company appointing Peter Morse as Co-Trustee in succession to said C. G. Martens, resigned, under said Mortgage and by Peter Morse accepting the appointment as Co-Trustee under said Mortgage in succession to said C. G. Martens, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on November 13, 1992, in Volume 539 of Records at page 9, Document No. 649056; and

WHEREAS, the Company executed and delivered its Fifth Supplemental Indenture, dated as of December 1, 1992, (hereinafter called its "Fifth Supplemental Indenture"), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on December 28, 1992, in Volume 541 of Records at page 229, Document No. 650104; and

WHEREAS, the Company executed and delivered its Sixth Supplemental Indenture, dated as of March 24, 1994 (hereinafter called its "Sixth Supplemental Indenture"), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on March 29, 1994, in Volume 568 of Records at page 757, Document No. 662228; and

WHEREAS, the Company executed and delivered its Seventh Supplemental Indenture, dated as of November 1, 1994 (hereinafter called its "Seventh Supplemental Indenture"), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on January 18, 1995, in Volume 583 of Records at page 242, Document No. 669350; and

WHEREAS, an instrument dated as of January 20, 1995, was executed by The Prudential Insurance Company pursuant to Section 102 of the Mortgage appointing First Bank (N.A.) as Trustee in succession to Chemical Bank as Corporate Trustee and Peter Morse as Co-Trustee under said Mortgage and by First Bank (N.A.) (U.S. Bank National Association, successor) accepting the appointment as Trustee under such Mortgage in succession to said Chemical Bank and said Peter Morse, which instrument was recorded in the Office of the Register of Deeds in and for Douglas County, Wisconsin on April 6, 1995 in Volume 585 of Records at page 953, Document No. 670717; and

WHEREAS, the Company executed and delivered its Eighth Supplemental Indenture, dated as of January 1, 1997 (hereinafter called its "Eighth Supplemental Indenture"), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on January 7, 1997, in Volume 617 of Records at page 536, Document No. 685699; and

WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds of a series entitled and designated First Mortgage Bonds, 3 3/8% Series due 1973 (the "Bonds of the First Series"), in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), none of which Bonds of the First Series are now Outstanding; bonds of a series entitled and designated First Mortgage Bonds, 3 1/10% Series due 1981 (the "Bonds of the Second Series"), in the aggregate principal amount of Five Million Dollars ($5,000,000), none of which Bonds of the Second Series are now Outstanding; bonds of a series entitled and designated First Mortgage Bonds, 5% Series due 1992 (the "Bonds of the Third Series"), in the aggregate principal amount of Two Million Seven Hundred Thousand Dollars ($2,700,000), none of which Bonds of the Third Series are now outstanding; bonds of a series entitled and designated First Mortgage Bonds, 9 5/8% Series due 2001 (the "Bonds of the Fourth Series"), the interest rate for which bonds was modified to 6.10% by the Sixth Supplemental Indenture, in the aggregate principal amount of Three Million Dollars ($3,000,000), none of which bonds of the Fourth Series are now outstanding; bonds of a series entitled and designated First Mortgage Bonds, 12 1/2% Series due 1992 (the "Bonds of the Fifth Series"), in the aggregate principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000), none of which Bonds of the Fifth Series are now outstanding; Bonds of a series entitled and designated First Mortgage Bonds, 7.91% Series due 2013 (the "Bonds of the Sixth Series"), in the aggregate principal amount of Five Million Dollars ($5,000,000) of which One Million Five Hundred Thousand Dollars ($1,500,000) aggregate principal amount is now outstanding; and Bonds of a series entitled and designated First Mortgage Bonds, 7.27% Series due 2008 (the "Bonds of the Seventh Series"), in the aggregate principal amount of Six Million Dollars ($6,000,000) of which Six Million Dollars ($6,000,000) aggregate principal amount is now outstanding.

WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than Bonds of the First Series) issued thereunder shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein; and

WHEREAS, Section 120 of the Mortgage provides, among other things, that the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds other than said Bonds of the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be of record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, the Company now desires to create a new series of bonds; and

WHEREAS, the execution and delivery by the Company of this Ninth Supplemental Indenture, and the terms of the Bonds of the Eighth Series hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That Superior Water, Light and Power Company, in consideration of the premises and of One Dollar ($1) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect, and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto U.S. Bank National Association, as Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all and singular the permits, franchises, rights, privileges, grants and property, real, personal and mixed, now owned or which may be hereafter acquired by the Company (except any of the character herein or in the Mortgage expressly excepted), including (but not limited to) its electric light and power works, gas works, water works, buildings, structures, machinery, equipment, mains, pipes, lines, poles, wires, easements, rights of way, permits, franchises, rights, privileges, grants and all property of every kind and description, situated in the City of Superior, Douglas County, Wisconsin, or elsewhere in Douglas County, Wisconsin, in Washburn County, Wisconsin, or in any other place or places now owned by the Company, or that may be hereafter acquired by it, including, but not limited to, the following described properties of the Company--that is to say:

All Lands and Rights and Interests in Lands of the Company (except any such property as may have been released from the lien of the Mortgage), including, but not limited to, all such property acquired by the Company under the following deeds which are referred to for more particular descriptions thereof, to wit:

Deed dated September 25, 2002, from Van Vleck-Clemens Agency, Inc., a Wisconsin corporation, to the Company, which deed was recorded in the office of the Register of Deeds of the County of Douglas, State of Wisconsin, on October 16, 2002, as Document No. 748541.

Deed dated September 29, 2006, from The City of Superior, a Wisconsin municipal corporation, to the Company, which deed was recorded in the office of the Register of Deeds of the County of Douglas, State of Wisconsin, on October 3, 2006, as Document No. 800110, together with the vacated alley and street described in City of Superior Common Council Resolution No. R07-12731 adopted April 17, 2007, recorded in the office of the Register of Deeds of the County of Douglas, State of Wisconsin, on April 19, 2007, as Document No. 805978.

Deed dated December 14, 2006, from Daniel V. Owen, Personal Representative of the estate of John E. Tiedemann a/k/a Mr. John Tiedemann, a/k/a John Elmer Tiedemann, to the Company, which deed was recorded in the office of the Register of Deeds of the County of Douglas, State of Wisconsin, on December 22, 2006, as Document No. 802717.

Deed dated July 21, 2006, from the County of Douglas, in the State of Wisconsin, to the Company, which deed was recorded in the office of the Register of Deeds of the County of Douglas, State of Wisconsin, on July 21, 2006, as Document No. 797902;

All other property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or hereafter acquired by the Company and wheresoever situated, including (without in any wise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Ninth Supplemental Indenture) all lands, power sites, flowage rights, water rights, water franchises, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants, works, reservoirs and tanks for the pumping and purification of water; all water works; all plants for the generation of electricity by water, steam and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, water, electric, gas and other machines, regulators, meters, transformers, generators, motors, water, electrical, gas and mechanical appliances, conduits, cables, water, steam, heat, gas or other mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of water, electric current, gas, steam heat or hot water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

It is hereby agreed by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Mortgage, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; the last day of the term of any lease or leasehold which may heretofore have or hereafter may become subject to the lien of the Mortgage; (4) water, electric energy, gas, ice and other materials or products pumped, stored, generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (5) the Company's franchise to be a corporation; and (6) all permits, franchises, rights, privileges, grants and property in the state of Minnesota now owned or hereafter acquired unless such permits, franchises, rights, privileges, grants and property in the state of Minnesota shall have been subjected to the lien of the Mortgage by an indenture or indentures supplemental to the Mortgage, pursuant to authorization of the Board of Directors of the Company, whereupon all the permits, franchises, rights, privileges, grants and property then owned or thereafter acquired by the Company in the state of Minnesota (except property of the character expressly excepted from the lien of the Mortgage in clauses (1) to (5) above, inclusive), shall become and be subject to the lien of the Mortgage as part of the Mortgaged and Pledged Property and may be released, funded and otherwise dealt with on the same terms and subject to the same conditions and restrictions as though not theretofore excepted from the lien of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 of the Mortgage.

To have and to hold all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto U.S. Bank National Association as Trustee, and its successors and assigns forever.

In trust nevertheless, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Ninth Supplemental Indenture being supplemental thereto.

And it is hereby covenanted by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property, in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustee by the Mortgage as part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage as follows:

ARTICLE I
BONDS OF THE EIGHTH SERIES

Section 1.1.    There shall be an Eighth series of bonds designated "First Mortgage Bonds, 5.375% Series due November 1, 2021" (the "Bonds of the Eighth Series"), which shall be limited to $6,370,000 aggregate principal amount, and shall be issued as fully registered bonds without coupons in the denominations of $1,000 or any multiple thereof.  The Bonds of the Eighth Series shall be dated on the date of issuance thereof, mature on the maturity date of the

City of Superior Bonds (as defined herein) or upon earlier acceleration or redemption, and shall bear interest from their date of issuance, at the rate borne by the City of Superior Bonds, payable when interest on the City of Superior Bonds is payable, the principal and interest on each said bond to be payable at the or the office of the Company in Superior, Wisconsin or agency of the Company in the City of St. Paul, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

The Bonds of the Eighth Series shall be authenticated and delivered from time to time, upon the request of the Company to the Trustee, to, and registered in the name of, the trustee under the Indenture of Trust, dated as of October 1, 2007  (herein called the "City of Superior Indenture") of the City of Superior, Wisconsin (the "City"), in order to secure the obligation of the Company to repay amounts borrowed in connection with the sale of the bonds from time to time issued under the City of Superior Indenture (herein called the "City of Superior Bonds") pursuant to the Loan Agreement, dated as of October 1, 2007, between the City and the Company (hereinafter called the "Loan Agreement"), together with interest thereon.  Such request of the Company shall specify the terms and principal amount of the bonds of the Eighth Series to be authenticated and delivered pursuant to such request and be accompanied by such certificates, opinions and other documents required under the Mortgage.

The Company shall receive a credit against its obligation to make any payment of the principal of or interest on the bonds of this series, whether at maturity, upon redemption or otherwise, in an amount equal to, and such obligation shall be fully or partially, as the case may be, satisfied and discharged to the extent of, the amount, if any, credited pursuant to the City of Superior Indenture against the payment required to be made by or for the account of the City in respect of the corresponding payment of the principal of or interest on the City of Superior Bonds.

The Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on the Bonds of the Eighth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the City of Superior Indenture, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the City of Superior Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

If an Event of Default described in Section 701(a) or (b) of the City of Superior Indenture shall have occurred, in determining whether or not any payment of the principal of or interest on the Bonds of the Eighth Series shall have been made in full, moneys received by the trustee under the City of Superior Indenture from the Company shall, to the extent of the amount remaining to be paid by the Company pursuant to subsection (e) of Section 3.02 of the Loan Agreement be deemed to have been paid under said subsection (e) and not to have been paid on the Bonds of the Eighth Series.

The Trustee may conclusively presume that no Event of Default described in Section 701 of the City of Superior Indenture shall have occurred unless and until it shall have received a written notice from the trustee under the City of Superior Indenture, signed by its President, a Vice President or a Trust Officer stating that such an event has occurred.

From time to time, pursuant to Section 9.03 of the Loan Agreement, the Company may amend the terms of the Bonds of the Eighth Series in order to secure the amended obligation of the Company under the Loan Agreement.  Upon receipt of a Company request specifying the amended terms of the Bonds of the Eighth Series and requesting the authentication and delivery of amended certificates for such bonds, together with a written notice signed by an officer of the trustee under the City of Superior Indenture confirming that such amended terms comply with the requirements of Section 9.03 of the Loan Agreement, the Trustee shall authenticate and deliver such amended certificates to the trustee under the City of Superior Indenture.  Upon such delivery of the amended certificates, the certificates for the corresponding Bonds of the Eighth Series previously held by the trustee under the City of Superior Indenture shall be deemed superseded by the amended certificates and shall thereafter be deemed obsolete, null and void.  The obsolete certificates need not be delivered to the Trustee prior to the delivery of the amended certificates, but shall be cancelled or destroyed if and when surrendered by the trustee under the City of Superior Indenture.

On the date that any of the City of Superior Bonds are required to be redeemed pursuant to Section 301 of the City of Superior Indenture, an equal principal amount of bonds of the Eighth Series shall be redeemed at such principal amount plus accrued interest to such redemption date.

The Trustee may conclusively presume that no event shall have occurred which would require the Company to redeem Bonds of the Eighth Series pursuant to this section unless and until it shall have received a written notice from the trustee under the City of Superior Indenture, signed by its President, a Vice President or a Trust Officer, stating that such an event shall have occurred, specifying the date thereof and describing such event in reasonable detail.

At the option of the registered owner, any Bonds of the Eighth Series, upon surrender thereof for cancellation at the office or agency of the Company in the City of St. Paul, Minnesota, or the office of the Company in Superior, Wisconsin, together with a written instrument of transfer wherever required by the Company duly executed by the registered owner or by its duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Bonds of the Eighth Series shall not be transferable except to any successor trustee under the City of Superior Indenture, any such transfer to be made (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in City of St. Paul, Minnesota, or the office of the Company in Superior, Wisconsin.

Upon the delivery of this Ninth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, there shall be an initial issue of Bonds of the Eighth Series for the aggregate principal amount of $6,370,000.

Notwithstanding any provision of Section 12 or Section 16 of the Mortgage, (a) no charge will be made by the Company for any transfer or exchange of any Bond of the Eighth Series or, in the case of any lost, destroyed or mutilated Bond, the issuance, authentication and delivery of a new Bond of the Eighth Series in substitution thereof, whether for any stamp tax or other governmental charge, if any, applicable thereto or otherwise, and the Company shall reimburse the Trustee for all expenses incurred in connection therewith and (b) in the event of any loss, destruction or mutilation of any Bond of the Eighth Series, and a request by the holder for issuance of a new Bond of the Eighth Series in substitution therefor, the holder's unsecured indemnity agreement shall be deemed to be satisfactory to the Company and the Trustee for purposes of Section 16 of the Mortgage.

Notwithstanding any provision of Section 15 of the Mortgage, Bonds of the Eighth Series shall be authenticated, issued and delivered only as definitive bonds.  Bonds of the Eighth Series so authenticated, issued and delivered may be in the form of fully engraved bonds, bonds printed or lithographed on engraved borders, bonds printed or bonds typewritten.

ARTICLE II
MISCELLANEOUS PROVISIONS

Section 2.1.    The terms defined in the Mortgage, as heretofore supplemented, shall for all purposes of this Ninth Supplemental Indenture have the meanings specified in the Mortgage, as heretofore supplemented.

Section 2.2.    The Trustee hereby accepts the trust herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions.

Section 2.3.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.  In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Ninth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Ninth Supplemental Indenture.

Section 2.4.    Subject to the provisions of Article XVI and Article XVII of the Mortgage, whenever in this Ninth Supplemental Indenture any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Ninth Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

Section 2.5.    Nothing in this Ninth Supplemental Indenture, express or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Ninth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements of this Ninth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

Section 2.6.    This Ninth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Superior Water, Light and Power Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and U.S. Bank National Association has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President and to be attested by its Secretary, all as of the 1st day of October, 2007.

SUPERIOR WATER, LIGHT AND POWER COMPANY

                                    By: /s/ Roger P. Engle
President

ATTEST:

/s/ Janet A. Blake
Secretary

Executed, sealed and delivered by
Superior Water, Light and Power
Company in the presence of:

/s/ Nancy A. Venne

/s/ Paul M. Holt

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ R. Prokosch
    Vice President

ATTEST:

/s/ Ryan Hernstat
Vice President

Executed and delivered by U.S. Bank National
Association in the presence of:

/s/ Joel Geist

/s/ D. Garsteig

STATE OF WISCONSIN               )
) SS.
COUNTY OF DOUGLAS               )

Personally came before me this 24 day of September, 2007, Roger P. Engle, to me known to be the President, and Janet A. Blake, to me known to be the Secretary of the above-named SUPERIOR WATER, LIGHT AND POWER COMPANY, the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn, did depose and say and acknowledge that they are respectively the President and Secretary of said corporation, that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors, and said Roger P. Engle and Janet A. Blake, then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

Given under my hand and notarial seal this 24 day of September, 2007.

                                        /s/ Nancy A. Venne
                                        Notary Public, State of Wisconsin
                                        My Commission expires July 20, 2008

STATE OF MINNESOTA                  )
) SS.
COUNTY OF RAMSEY                      )

Personally came before me this 20th day of September, 2007, to me known to be the   and , to me known to the of the above-named U.S. BANK NATIONAL ASSOCIATION, the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn, did depose and say and acknowledge that they are respectively the  and  of said corporation, and that they signed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors, and said Vice President and Vice President then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

Given under my hand and notarial seal this 20th day of September, 2007

                                            /s/ Denise Landeen
                            Notary Public, State of Minnesota
                                            My Commission expires January 31, 2012

EXHIBIT A

[FORM OF BOND OF THE EIGHTH SERIES]

THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE INDENTURE OF TRUST, DATED AS OF OCTOBER 1, 2007 (HEREINAFTER CALLED "THE CITY OF SUPERIOR INDENTURE"), BETWEEN THE CITY OF SUPERIOR, WISCONSIN (HEREINAFTER CALLED "THE CITY"), AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE UNDER THE CITY OF SUPERIOR INDENTURE.

SUPERIOR WATER, LIGHT AND POWER COMPANY
FIRST MORTGAGE BOND

5.375% Series due November 1, 2021

No. R-___                                                                                                                                                                                                            $

SUPERIOR WATER, LIGHT AND POWER COMPANY, a corporation of the State of Wisconsin (hereinafter called the "Company"), for value received, hereby promises to pay to                 , or registered assigns, on November 1, 2021                ,  DOLLARS ($     ) in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon in like coin or currency (computed on the basis of a 360-day year of twelve 30-day months) at the rate of five and three hundred seventy-five thousandths percent (5.375%) per annum semiannually on May 1 and November 1 of each year commencing November 1, 2007 until the principal thereof shall have become due and payable and at the same rate per annum on any overdue payment of principal or premium, if any, and, to the extent enforceable under applicable law, on any overdue payment of interest. The principal hereof (and premium, if any) and interest hereon shall be paid at the office or agency of the Company in the City of St. Paul, Minnesota, or the office of the Company in Superior, Wisconsin or as shall be otherwise agreed to pursuant to the provisions of the Ninth Supplemental Indenture hereinafter referred to.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series designated the First Mortgage Bonds, 5.375% Series due November 1, 2021 (the "Bonds of the Eighth Series") created by the Ninth Supplemental Indenture dated as of October 1, 2007 executed by the Company to U.S. Bank National Association (successor Trustee to Chemical Bank and Peter Morse), as Trustee, all bonds of all series being issued and to be issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indentures supplemental thereto, called the "Mortgage"), dated as of March 1, 1943, executed by the Company to Chemical Bank & Trust Company and Howard B. Smith, as Trustees (U.S. Bank National Association, successor Trustee).  Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the

Trustee and terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least seventy per centum (70%) in principal amount of the bonds then outstanding under the Mortgage and, if the rights of the holders of one or more, but less than all, series of bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least seventy per centum (70%) in principal amount of the bonds then outstanding of each series of bonds so to be affected (excluding in any case bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall, among other things, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this bond, on or after the respective due dates and at the places and in the respective amounts expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of the benefit of a lien on the mortgaged and pledged property, or give any bond or bonds secured by the Mortgage any preference over any other bond or bonds so secured, or reduce the percentage in principal amount of the bonds required to authorize or consent to any such modification or alteration of the Mortgage.

The Bonds of the Eighth Series may be redeemed prior to maturity, in the manner described in the Ninth Supplemental Indenture.  The Trustee may conclusively presume that no event shall have occurred which would require the Company to redeem bonds of this series pursuant to Section 1.1 of the Ninth Supplemental Indenture unless and until it shall have received a written notice from the trustee under the City of Superior Indenture, signed by its President, a Vice President or a Trust Officer, stating that such an event shall have occurred, specifying the date thereof and describing such event in reasonable detail.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

If an Event of Default described in Section 701(a) or (b) of the City of Superior Indenture shall have occurred, in determining whether or not any payment of the principal of or interest on the bonds of this series shall have been made in full, moneys received by the trustee under the City of Superior Indenture from the Company shall, to the extent of the amount remaining to be paid by the Company pursuant to subsection (e) of Section 3.02 of the Loan Agreement, be deemed to have been paid under said subsection (e) and not to have been paid on the bonds of this series.

The Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on the bonds of this series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the City of Superior Indenture, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the bonds issued under the City of Superior Indenture (hereinafter called the "City of Superior Bonds") has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment. The Trustee may conclusively presume that no Event of Default described in Section 701 of the City of Superior Indenture shall have occurred unless and until it shall have received a written notice from the trustee under the City of Superior Indenture, signed by its President, a Vice President or a Trust Officer stating that such an event has occurred.

This bond is not transferable except to any successor trustee under the City of Superior Indenture, such transfer to be made as prescribed in the Mortgage by the registered owner hereof in person, or by its duly authorized attorney, at the office or agency of the Company in the City of St. Paul, Minnesota or the office of the Company in Superior, Wisconsin upon surrender hereof for cancellation, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner hereof or by its duly authorized attorney, and thereupon a new fully registered bond or bonds of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. This bond may, at the option of the registered owner hereof and upon surrender hereof for cancellation at such office or agency, be exchanged as prescribed in the Mortgage for other registered bonds of the same series of other authorized denominations having a like aggregate principal amount.  No charge will be made by the Company for any transfer or exchange of this bond or, in case this bond shall be lost, destroyed or mutilated, the issuance, authentication and delivery of a new bond in substitution hereof. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee shall be affected by any notice to the contrary.

As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten (10) days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

The Company shall receive a credit against its obligation to make any payment of the principal of or interest on the bonds of this series, whether at maturity, upon redemption or otherwise, in an amount equal to, and such obligation shall be fully or partially, as the case may be, satisfied and discharged to the extent of, the amount, if any, credited pursuant to the City of Superior Indenture against the payment required to be made by or for the account of the City in respect of the corresponding payment of the principal of or interest on the City of Superior Bonds pursuant to the Loan Agreement, dated as of October 1, 2007, from the City to the Company (hereinafter called the "Loan Agreement").

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer, or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor of successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers, and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until U.S. Bank National Association, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

IN WITNESS WHEREOF, SUPERIOR WATER, LIGHT AND POWER COMPANY has caused this bond to be signed in its corporate name by its President or one of its Vice-Presidents and its Treasurer and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries on                 ,     .

SUPERIOR WATER, LIGHT AND POWER
COMPANY

By
Roger P. Engle
President

By
William S. Bombich
Treasurer
ATTEST:

Janet A. Blake
Secretary

[FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By
    Authorized Officer